CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Global Health Care Fund of our report dated October 20, 2025, relating to the financial statements and financial highlights, which appears in Putnam Global Health Care Fund’s Annual Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 22, 2025